Statement of Revenue and Certain Expenses

                              Woodcrest Office Park

                  For the Eleven Months Ended November 30, 1995
                       with Report of Independent Auditors















                         Report of Independent Auditors


Mr. Joel L. Teglia, Chief Financial Officer
Banyan Strategic Realty Trust


We have audited the Statement of Revenue and Certain Expenses of Woodcrest Office Park (the Property) for the eleven months ended November 30, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete presentation of the Property's results of operations.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of Woodcrest Office Park for the eleven months ended November 30, 1995, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP



Chicago, Illinois
February 22, 1996











                              Woodcrest Office Park

                    Statement of Revenue and Certain Expenses



                                          For the Eleven
                                           Months Ended
                                           November 30,
                                               1995

 REVENUE
 Rental revenue                                 $2,851,538



 EXPENSES
 Property operating                                441,452

 Utilities                                         473,321

 Real estate taxes                                 204,752

 Insurance                                          39,089
                                                ----------

 Total expenses                                  1,158,614
                                                ----------


 Revenue in excess of certain                   $1,692,924
 expenses                                       ==========

See accompanying notes.









                              Woodcrest Office Park

               Notes to Statement of Revenue and Certain Expenses



1.    BUSINESS

The accompanying statement of revenue and certain expenses relates to the operations of the Woodcrest Office Park (the Property), a group of eighteen office buildings located in Tallahassee, Florida. The property was acquired on December 19, 1995, by BSRT Woodcrest Office Park Limited Partnership of which Banyan Strategic Realty Trust (the Trust) is a general partner with an 85% interest and Mr. Daniel Smith is a limited partner with a 15% interest. The property was previously owned by Alandco, Inc.

As of November 30, 1995, the Property was approximately 97% leased on an overall basis and there were forty-five tenants.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses namely mortgage and other interest expense, depreciation, amortization, and income taxes, if any, which may not be comparable to the expenses expected to be incurred by the Trust in the future operations of the Property, have been excluded.

REVENUE RECOGNITION

Rental revenue is recognized on a straight-line basis over the term of the leases.

3.    RENTALS

The Property has entered into tenant leases with terms of up to ten years. Certain leases provide for tenants to share in increases in operating expenses and real estate taxes in excess of base amounts, as defined.







                              Woodcrest Office Park
                         Estimated Pro Forma Statement
                             of Net Operating Income
                                  (Unaudited)



The Estimated Pro Forma Statement of Net Operating Income represents the amount of estimated income which would be realized by the Registrant during twelve months of ownership of the Property, based upon the assumptions set forth in the accompanying notes (See Note 1).

 REVENUE

 Rental revenue                                  $3,110,800


 EXPENSES

 Property operating                                 481,600

 Utilities                                          516,400

 Depreciation (See Note 2)                          199,125

 Real estate taxes                                  223,400

 Insurance                                           42,600
                                                 ----------

 Total expenses                                   1,463,125
                                                 ----------

 Pro Forma revenue in excess of
 expenses                                        $1,647,675
                                                 ==========


 Pro Forma funds from operations
 (see Note 4)                                    $1,846,800


The accompanying notes are an integral part of the estimated pro forma statement.







                              Woodcrest Office Park
                     Notes to Estimated Pro Forma Statement



1) This statement does not purpose to forecast actual operating results for any period in the future and thus, the following assumptions may not be valid for future years and actual results may differ. These statements should be read in conjunction with the Statement of Revenue and Certain Expenses for the eleven months ended November 30, 1995 which were annualized and modified by Management for known changes in revenues and expenses associated with the Registrant's ownership of the Property in order to estimate the pro forma statement.

2) Depreciation expense which represents a non-cash expenditure has been included for informational purposes only. Depreciation is calculated on a depreciable basis of approximately $7,965,000 using the straight line method based on a useful life of 40 years.

3) The Property will be managed by an unaffiliated third party for an initial management fee of 4.0% of gross revenues.

4) Funds From Operations (or "FFO") has been provided in the Pro Forma Statement as supplemental information to the property's projected operating results. FFO is used by the real estate investment trust industry as a measure of a property's performance and is defined as net operating income from a property's operations, plus certain non-cash items including depreciation and amortization and excluding any extraordinary capital items.